Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

EastGroup Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock	457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Depositary Shares(3)	457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants(4)	457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							—(1)
	Total Fees Previously Paid							—
	Total Fee Offsets							$39,649.80(2)
	Net Fee Due							—

 Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A
Fee Offset Sources	N/A
Rule 457(p)
Fee Offset Claims	EastGroup Properties, Inc.	424(b)(5)	333-235639	12/20/2019		$39,649.80(2)	Equity	Common Stock, $0.0001 par value per share	—	$305,468,446.59
Fee Offset Sources	EastGroup Properties, Inc.	424(b)(5)	333-235639		12/20/2019						$82,024.55(2)

(1)
This registration statement covers an indeterminate amount of the securities of each identified class of securities, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fees, except as described below. EastGroup Properties, Inc. (the “Company”) has previously registered shares of its common stock, $0.0001 par value per share (the “Common Stock”), having an aggregate offering price of up to $750,000,000, offered by means of a 424(b)(5) prospectus supplement, dated December 20, 2019 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-235639), filed with the Securities and Exchange Commission on December 20, 2019. In connection with the filing of the Prior Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $82,024.55. As of the date of this registration statement, shares of Common Stock having an aggregate offering price of up to $305,468,446.59 remain unsold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $39,649.80 that has already been paid and remains unused with respect to the unsold shares of Common Stock previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The registrant has terminated the offering that included the unsold shares of Common Stock under the Prior Prospectus Supplement.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)	Represents warrants to purchase common stock or preferred stock registered hereby.